Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-277495 and 333-283533 on Form S-3 and Registration Statement Nos. 333-257249, 333-263952, 333-270145 and 333-277494 on Form S-8 of Lyell Immunopharma, Inc. of our report dated May 3, 2024, relating to the financial statements of ImmPACT Bio USA, Inc. appearing in this Current Report on Form 8-K/A dated January 10, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 10, 2025